Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Reinsurance Ltd. (Exact Name of Registrant as Specified in its Charter)	Brookfield Corporation (Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Exchangeable Non-Voting Shares of Brookfield Reinsurance Ltd.	457(o)	(1)	N/A	$1,500,000,000 (3)	$147.60 per $1,000,000	$221,400

Fees to Be Paid	Equity	Class A-1 Exchangeable Limited Voting Shares of Brookfield Reinsurance Ltd.	457(i)	N/A	N/A	$—	N/A	$—(4)

Fees to Be Paid	Equity	Class A Limited Voting Shares of Brookfield Corporation	457(i)	N/A	N/A	$—	N/A	$—(4)

Fees to Be Paid	Equity	Class A Exchangeable Limited Voting Shares of Brookfield Reinsurance Ltd. Offered by Selling Securityholders	457(c)	765,488	$39.63(5)	$30,336,289.44 (5)	$147.60 per $1,000,000	$4,477.64

Fees to Be Paid	Equity	Class A-1 Exchangeable Limited Voting Shares of Brookfield Reinsurance Ltd. Offered by Selling Securityholders	457(c)	243,104	$38.97(6)	$9,473,762.88(6)	$147.60 per $1,000,000	$1,398.33

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,539,810,052.32		$227,275.97

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$227,275.97

(1) This registration statement relates to (i) the issuance of up to US$1,500,000,000 of class A exchangeable limited voting shares (the “class A exchangeable shares”) of Brookfield Reinsurance Ltd. and class A-1 exchangeable non-voting shares of Brookfield Reinsurance Ltd. (the “class A-1 exchangeable shares”, and together with the class A exchangeable shares, the “exchangeable shares”), and (ii) the offer of the underlying Brookfield Class A Shares that may be issued by Brookfield Corporation or delivered by Brookfield Reinsurance in connection with the exchange, redemption or acquisition, as applicable, from time to time of the exchangeable shares.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4) No separate registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the class A exchangeable shares on the New York Stock Exchange on January 10, 2024, of $39.92 and $39.34.

(6) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the class A-1 exchangeable shares on the New York Stock Exchange on January 11, 2024, of $39.37 and $38.56.